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                             Box 450 Bethel ME 04217
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                      Phone: 207-824-8100 Fax: 207-824-5274
                        e-mail: investinfo@ascresorts.com
                              News and information
Contact:
Erik Preusse, Investor Relations, 207-824-8140
Media Relations, 207-824-5020
Date:  6 March 2002
Release:  IMMEDIATE
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   American Skiing Company Addresses New York Stock Exchange Delisting Action

NEWRY, MAINE--March 6, 2002 -- American Skiing Company (NYSE: SKI) announced today that it has received notification from the New York Stock Exchange ("NYSE") that the Company's shares of common stock will be suspended and that the issue will be removed from the NYSE's trading list. The Company reported that the NYSE's delisting action is not expected to affect its current operations, sales and marketing or financial position.


"While we are disappointed with the Exchange's decision, we remain focused on improving our operations, strengthening our financial position and creating value for all of our investors," said CEO B.J. Fair. "This is the driving force behind the restructuring plan that we implemented last May and on which we continue to make substantial progress. The Company is working with sponsors to ensure that our shares will trade on the NASD "Over-the-Counter Bulletin Board" and we will continue to communicate to our investors as a public company."


The Company expects that the shares will commence trading on the "Over-the-Counter Bulletin Board ("OTCBB")" after delisting from the NYSE and will provide additional information to investors in due course. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter ("OTC") securities. An OTC equity security is generally an equity that is not listed on NASDAQ, the NYSE or any other national securities exchange. The OTCBB provides access to over 3,600 securities and includes more than 330 participating market makers. Quotations and trading information can still be accessed via websites such as Yahoo and other quotation services or through a securities broker. Information regarding the OTCBB can be found at www.otcbb.com.

Trading will be suspended prior to the opening on March 14, 2002. The NYSE will continue to trade the Company's shares of common stock until March 14, 2002 and will then make appropriate filings with the Securities and Exchange Commission.

About American Skiing Company

Headquartered in Newry, Maine, American Skiing Company is the largest operator of alpine ski, snowboard and golf resorts in the United States. Its resorts include Killington and Mount Snow in Vermont; Sunday River and Sugarloaf/USA in Maine; Attitash Bear Peak in New Hampshire; Steamboat in Colorado; The Canyons in Utah; and Heavenly in California/Nevada. More information is available on the Company's Web site, www.peaks.com.

This document contains both historical and forward-looking statements. All statements other than statements of historical facts are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are not based on historical facts, but rather reflect American Skiing Company's current expectations concerning future results and events. Similarly, statements that describe the Company's objectives, plans or goals are or may be forward looking statements. Such forward-looking statements involve a number of risks and uncertainties. American Skiing Company has tried wherever possible to identify such statements by using words such as "anticipate," "assume," "believe," "expect," "intend," "plan," and words and terms similar in substance in connection with any discussion of operating or financial performance. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the following: failure to fully implement the restructuring plan outlined in Company press releases and documents on file with the Securities and Exchange Commission; the Company's substantial leverage; restrictions on the Company's ability to access additional sources of capital; a decrease in visitation at the Company's resorts as a result of the events of September 11th, and related events thereafter; changes in regional and national business and economic conditions affecting both American Skiing Company's resort operating and real estate segments; failure to renew or refinance existing financial liabilities and obligations or attain new outside financing; and other factors listed from time-to-time in American Skiing Company's documents filed by the Company with the Securities Exchange Commission. The forward looking statements included in this document are made only as of the date of this document and under section 27A of the Securities Act and section 21E of the Exchange Act, American Skiing Company does not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.














                                  www.peaks.com